Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the use in this Form S-8 Registration Statement of NP Capital Corp of our report dated October 31, 2007 (except for Note 10 as to which date is January 31, 2008), relating to the financial statements of NP Capital Corp, which is incorporated by reference into such Form S-8.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
Dated: August 1,  2008